Exhibit 99.5

PHG JAX FLAGLER, LLC

FINANCIAL STATEMENTS

Six Months Ended June 30, 2015 and 2014

PHG JAX FLAGLER, LLC

BALANCE SHEETS

June 30, 2015 and 2014

	June 30, 2015	June 30, 2014

ASSETS

CURRENT ASSETS
Cash	$173,399	$328,675
Cash restricted for tax payments	154,722	45,205
Accounts receivable, net of allowance of doubtful accounts of $0 and $400	28,615	21,174
Inventory, net	10,073	8,808
Prepaid expenses	47,050	37,235

Total current assets	413,859	441,097

PROPERTY AND EQUIPMENT, NET	9,765,292	10,202,276

OTHER ASSETS
Intangible assets, net	86,616	100,348
Deposits	31,758	31,758

Total other assets	118,374	132,106

Total assets	$10,297,525	$10,775,479

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Current maturities of long-term note payable	$192,482	$188,381
Accounts payable	28,636	52,251
Accrued expenses	185,540	167,580

Total current liabilities	406,658	408,212

LONG-TERM LIABILITIES
Note payable, net of current maturities	7,212,664	7,396,230

MEMBERS’ EQUITY	2,678,203	2,971,037

Total liabilities and members’ equity	$10,297,525	$10,775,479

See notes to financial statements.

PHG JAX FLAGLER, LLC

STATEMENTS OF OPERATIONS AND MEMBERS’ EQUITY

Six Months Ended June 30, 2015 and 2014

	June 30, 2015	June 30, 2014

NET REVENUES
Room revenue	$1,884,998	$1,457,870
Food and beverage revenue	98,383	54,034
Other revenue	28,003	26,277

	2,011,384	1,538,181

COST OF SALES	62,407	47,233

GROSS PROFIT	1,948,977	1,490,948

OPERATING EXPENSES
Hotel operating expenses	1,067,516	951,320
General and administrative expenses	444,501	623,601

	1,512,017	1,574,921

INCOME (LOSS) FROM OPERATIONS	436,960	(83,973)

OTHER EXPENSE
Interest expense	(172,614)	(167,515)

NET INCOME	264,346	(251,488)

MEMBERS’ EQUITY

Beginning members’ equity	2,888,857	3,322,527

Distributions	(475,000)	(100,002)

Ending members’ equity	$2,678,203	$2,971,037

See notes to financial statements.

PHG JAX FLAGLER, LLC

STATEMENTS OF CASH FLOWS

Six Months Ended June 30, 2015 and 2014

	June 30, 2015	June 30, 2014

OPERATING ACTIVITIES
Net income (loss)	$264,346	$(251,488)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	319,036	483,741
Amortization	6,866	6,865

	590,248	239,118

Changes in operating assets and liabilities:
Accounts receivable, net	(9,906)	6,076
Inventory, net	(1,424)	(796)
Prepaid expenses	(4,441)	(18,479)
Accounts payable	(42,626)	(83,318)
Accrued expenses	66,061	87,689

Net cash provided by operating activities	597,912	230,290

INVESTING ACTIVITIES
Capital additions	(15,364)	(960,721)
Increase in restricted cash	(154,722)	—

Net cash used by investing activities	(170,086)	(960,721)

FINANCING ACTIVITIES
Proceeds from note payable	—	802,263
Repayments on note payable	(92,177)	(49,471)
Distributions to members	(475,000)	(100,002)

Net cash provided (used) by financing activities	(567,177)	652,790

NET DECREASE IN CASH	(139,351)	(77,641)

CASH
Beginning of year	312,750	406,316

End of year	$173,399	$328,675

See notes to financial statements.

PHG JAX FLAGLER, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations - PHG JAX Flagler, LLC (the “Company”) is a Georgia limited liability company formed on January 16, 2013, and organized for the purpose of purchasing and managing a hotel in Jacksonville, Florida. On February 7, 2013, the Company entered into a management agreement with Peachtree Hospitality Management, LLC (the “Manager”) to act as manager and exclusive agent to manage the hotel. On February 7, 2013, the Company entered into an operating agreement with Marriott International, Inc. to operate the hotel as “Courtyard Jacksonville Flagler Center.”

Financial Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue and Cost Recognition - Revenue is generally recognized as services are performed. Revenues are primarily derived from room rentals and food and beverage sales.

Accounts Receivable - Accounts receivable consist primarily of room charges due from third party reservation agencies and individual guests. An allowance for doubtful accounts is established for possible losses on the collection of amounts based upon periodic review of credit risks. Customers not making payments in accordance with terms offered or historical practices are deemed to be past due. Accounts are written off against the allowance when management determines that probability of collection is remote.

Management has deemed no allowance was necessary at June 30, 2015. The balance of the allowance was $400 at June 30, 2014.

Inventories - Inventories are valued at the lower of cost (first-in, first-out method) or market with estimates of quantities and prices used in some cases.

Property and Equipment - Property and equipment are stated at cost and depreciated over their estimated useful lives using the straight-line method. Routine repairs and maintenance are charged to expense when incurred. When property and equipment are retired or sold, the related cost and accumulated depreciation are removed from the respective accounts, and the resulting gains and losses are included in income.

The Company reviews for impairment of long-lived assets in accordance with accounting standards. These standards require companies to determine if changes in circumstances indicate that the carrying amount of its long-lived assets may not be recoverable. If a change in circumstances warrants such an evaluation, undiscounted future cash flows from the use and ultimate disposition of the asset, as well as respective market values, are estimated to determine if an impairment exists. Management believes that there has been no impairment of the carrying value of its long-lived assets at June 30, 2015 and 2014.

Income Taxes - The Company is organized as a limited liability company and is treated as a partnership for tax purposes. In lieu of corporate income taxes, the member of a limited liability company is taxed on his/her proportionate share of the Company’s taxable income. Therefore, no provision of liability for federal or state income taxes has been included in these financial statements.

PHG JAX FLAGLER, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Accounting for Uncertainty in Income Taxes - The Company has adopted accounting rules that prescribe when to recognize, and how to measure, the financial statement effects of income tax positions taken, or expected to be taken, on its income tax returns. These rules require management to evaluate the likelihood that, upon examination by relevant taxing jurisdictions, those income tax positions would be sustained. Based on that evaluation, the Company only recognizes the maximum benefit of each income tax position that is more than 50% likely of being sustained. To the extent that all, or a portion of, the benefits of an income tax position are not recognized, a liability would be recognized for the unrecognized benefits, along with any interest and penalties that would result from disallowance of the position. Should any such penalties and interest be incurred, they would be recognized as operating expenses.

Based on the results of management’s evaluation, no liability has been recognized in the accompanying balance sheet for unrecognized income tax positions. Further, no interest or penalties have been accrued or charged to expense as of June 30, 2015, or for the six months then ended. The federal and state income tax returns of the Company for 2012, 2013, and 2014 are subject to examination by taxing authorities, generally for three years after the due date.

Advertising - Advertising costs are expensed as incurred. Advertising expense was $38,856 and $30,956 for the six months ended June 30, 2015 and 2014.

Subsequent Events - In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through December 16, 2015, the date the financial statements were available to be issued.

NOTE 2 - PROPERTY AND EQUIPMENT

	June 30, 2015	June 30, 2014

Buildings	$7,408,509	$6,392,933
Construction in process	12,893	1,478,211
Furniture and fixtures	1,346,857	899,349
Land	1,568,160	1,568,160
Land improvements	716,536	716,536

Total cost	11,052,955	11,055,189
Less accumulated depreciation	1,287,663	852,913

	$9,765,292	$10,202,276

Depreciation expense for the six months ended June 30, 2015 and 2014 was $319,036 and $483,741.

PHG JAX FLAGLER, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 3 - INTANGIBLE ASSETS

Intangible assets consist of franchise costs paid to Marriott International, Inc. and loan fees associated with the Company’s note payable. The franchise costs total $75,000 and loan fees total $43,656. These amounts are presented net of accumulated amortization of $32,040 and $18,309 for the six months ended June 30, 2015 and 2014. The franchise costs are being amortized over the life of the franchise agreement which totals fifteen years. Loan fees are being amortized over a period of five years. Total amortization expense for the six months ended June 30, 2015 and 2014 was $6,866.

NOTE 4 - NOTE PAYABLE

	June 30, 2015	June 30, 2014

Note payable to a bank, secured by a building, and requiring monthly payments of principal and interest in the amount of $43,478. The note bears interest at 4.5% and matures on February 28, 2018. The note is guaranteed by certain members. The loan requires that the Company maintain a debt service coverage ration of 1.45 to 1 and a debt yield of 10% measured annually.	$7,405,146	$7,584,611

Current maturities of long-term notes payable	(192,482)	(188,381)

	$7,212,664	$7,396,230

Maturities of long-term liabilities over the subsequent three years are as follows:

2016		$192,482
2017		201,324
2018		7,011,340

		$7,405,146

Interest expense on notes payable was $172,614 and $167,515 for the six months ended June 30, 2015 and 2014.

NOTE 5 - RELATED PARTY TRANSACTIONS

During 2013, the Company entered into a management agreement with the Manager, an affiliated entity. In accordance with the agreement, the Manager is to receive a monthly management fee of 4% of the preceding month’s gross revenues as defined in the agreement. In addition, the Manager is to receive a monthly accounting fee of $1,000. For the six months ended June 30, 2015 and 2014, the Manager earned management fees of $80,456 and $61,528 and accounting fees of $6,000.

At June 30, 2015 and 2014, the Company owed the Manager $11,994 and $11,085 in total fees.

PHG JAX FLAGLER, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 6 - SUPPLEMENTAL CASH FLOW INFORMATION

	June 30, 2015	June 30, 2014

Cash paid during the six months ended June 30 for:

Interest	$172,614	$167,056

NOTE 7 - SUBSEQUENT EVENTS

Subsequent to June 30, 2015, the Company entered into an agreement to sell the hotel to Condor Hospitality Trust, Inc. Upon completion of the sale, Peachtree Hospitality Management, LLC is to remain as the Manager of the hotel.